Exhibit 99.1

PRESS RELEASE

VCG Holding Corp (ticker: PTT, exchange: AMEX) News Release

November 15, 2006

VCG Holding Corp Reports Third Quarter 2006 Earnings Up 187.3% Over Third Quarter 2005

DENVER—(BUSINESS WIRE)—November 15, 2006—VCG Holding Corp. (AMEX: PTT),

On November 14, 2006, VCG Holding Corp. (VCG), a leading consolidator and operator of adult nightclubs, filed its 10-QSB for the quarter and nine months ended September 30, 2006. Total revenue for the nine months ended September 30, 2006 was $12.7 million, a 1.1% increase over the nine months of 2005. Total revenue for the quarter ended September 30, 2006 was $4.1 million, a 4% decrease from the third quarter of 2005. For the nine months ended September 30, 2006, the Company reported net income of $1,355,940 or $0.16 per share as compared to $472,045 or $0.06 for the nine months of 2005. For the quarter ended September 30, 2006, the Company reported net income of $453,172 or $0.05 per share as compared to $230,467 or $0.03 for the third quarter of 2005. Income from operations increased to $2,417,534 resulting in a 67.5% increase for the nine months ended September 30, 2006 as compared to $1,443,526 for the same period of 2005. Income from operations increased to $844,753 resulting in a 49.1% increase for the three months ended September 30, 2006 as compared to $566,503 for the same period of 2005. Net operating cash flow, defined as income from operations plus depreciation and amortization, increased to $3,063,907 for the nine months ended September 30, 2006 as compared to $2,107,474 for the same nine months of 2005, an increase of 45.4%. Net operating cash flow, defined as income from operations plus depreciation and amortization, increased to $1,059,173 for the quarter ended September 30, 2006 versus $784,643 for the third quarter of 2005, an increase of over 35%.

Revenues from the Company’s owned nightclubs include revenues from the sale of alcoholic beverages, food and merchandise, and service revenues, which include the fees entertainers pay to be allowed to perform at the nightclubs, fees the Company charges for admission to our clubs, ATM fees and other ancillary revenues. Those revenues increased from $9,319,328 for the nine months ended September 30, 2005 to $9,395,406 for the nine months ended September 30, 2006, resulting in a same store revenue increase of 0.8%. Those revenues decreased from $3,171,788 for the three months ended September 30, 2005 to $3,114,775 for the three months ended September 30, 2006, resulting in a same store revenue decrease of 1.8%. The change in these revenues at our “existing clubs” ranged from a decrease of 30.5% to an increase of 18.8%. The consolidated nightclub revenues in September 2006 increased to $1,191,749 as compared to $1,174,250 in September 2005. Our consolidated same store sales comparisons were mixed for the period as compared to the same period in 2005. The sales in September 2006 for the clubs in the Penthouse Denver, and Penthouse Phoenix, were down 3.5%, and 30.5% respectively as compared to September 2005. The sales in September 2006 in Indianapolis, Saint Louis, Centerfolds, and Diamond Cabaret Denver was up 2.7%, 1.6%, 0.05%, and 14.8% respectively as compared to the same period in 2005.

During the nine months ended September 30, 2006, the Company reported a net income to common shareholders of $703,952 or a net income per share applicable to the common shareholder of $0.08 compared to the same period 2005 net loss to common shareholder of $(924,190) or a net loss per share applicable to the common shareholder of $(0.11). During the third quarter ended September 30, 2006, the Company reported a net income to common shareholders of $248,439 or a net income per share applicable to the common shareholder of $0.03 compared to the same quarter 2005 net loss to common shareholder of $(240,083) or a net loss per share applicable to the common shareholder of $(0.03). The increase of $0.19 per share to the common shareholders is the result of a number of factors relating to budgeting procedures that we implemented in late 2004. In addition, we reduced the divided paid to the preferred holders from 18% to 10%.

As of September 30, 2006, the Company had cash and cash equivalents of $798,000 investments of $260,000 total debt and capitalized leases of $13.7 million, and preferred stock of $7 million.

Troy Lowrie, Chairman and Chief Executive Officer of VCG Holding Corp stated, "We have been executing our operating strategy by the continued improvement of our balance sheet, the acquisition of the nightclub in Colorado Springs, hitting our guidance, and continuing to develop strategies for our long term growth. During the first part of 2006 we have increased shareholder value, began acquiring nightclubs, improved our financing arrangements and are now working on a plan to finance our acquisition growth.”

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator and consolidator of adult nightclubs throughout the United States. The Company currently owns seven adult nightclubs, one upscale dance lounge and operates six other adult nightclubs under management agreements. The owned and managed clubs are located in Indianapolis, St. Louis, Denver, Colorado Springs, Phoenix, and Louisville.

Forward-looking statements

Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company’s ability to identify and secure suitable locations for new nightclubs on acceptable terms, open the anticipated number of new nightclubs on time and within budget, achieve anticipated rates of same-store sales, hire and train additional nightclub personnel and integrate new nightclubs into its operations; the continued implementation of the Company’s business discipline over a large nightclub base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; changes in customer spending patterns; the impact of any negative publicity or public attitudes; competitive pressures from other national and regional nightclub chains; business conditions, such as inflation or a recession, or other negative effect on nightclub patterns, or some other negative effect on the economy, in general, including (without limitation) growth in the nightclub industry and the general economy; changes in monetary and fiscal policies, laws and regulations; war, insurrection and/or terrorist attacks on United States soil; and other risks identified from time to time in the Company’s SEC reports, including the Annual Report on Form 10-KSB for 2005, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:

Troy H. Lowrie, CEO

Micheal L. Ocello, President

Donald W. Prosser, CFO

VCG Holding Corporation
390 Union Blvd, Suite 540
Lakewood, Colorado 80228

Telephone:	303.934.2424
Facsimile:	303.922.0746
Email:	tlowrie@vcgh.com
dprosser@vcgh.com
mocello@vcgh.com